AMENDMENT TO

                          INVESTMENT ADVISORY AGREEMENT

                              U.S. LARGE STOCK FUND


         In consideration of the mutual promises hereinafter set forth and other good and valuable consideration, WEISS, PECK & GREER, L.L.C. (the "Adviser") and U.S. LARGE STOCK FUND, a Delaware business trust (the "Fund"), hereby amend the Investment Advisory Agreement dated May 19, 1993 between the Adviser and the Fund to reduce the annual rate of compensation payable thereunder by the Fund to the Adviser from the following percentages of the Fund's average daily net assets:

                  0.31% of net assets up to $200 million 0.26% of net assets $200 million to $500 million 0.24% of net assets $500 million to $1 billion 0.22% of net assets $1 billion to $2 billion 0.20% of net assets in excess of $2 billion to the following percentages of the Fund's average daily net assets:

                  0.26% of net assets up to $500 million 0.24% of net assets $500 million to $1 billion 0.22% of net assets $1 billion to $2 billion 0.20% of net assets in excess of $2 billion

         The advisory fee shall be computed daily and paid monthly. This Amendment shall be effective as of April 1, 1996.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 24th day of April, 1996.


                                            U.S. LARGE STOCK FUND



                                            By:  _____________________________

                                            Its: _____________________________


                                            WEISS, PECK & GREER, L.L.C.



                                            By: ______________________________

                                            Its:______________________________

                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------

                              U.S. LARGE STOCK FUND


         AGREEMENT made as of the 19th day of May, 1993, by and between U.S. LARGE STOCK FUND, a Delaware business trust (the "Trust"), and WEISS, PECK & GREER, a New York limited partnership (the "Investment Adviser" or "WPG").

         The Trust is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Investment Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is a broker-dealer registered under the Securities Exchange Act of 1934, as amended.

         The Trust desires the Investment Adviser to render services to the Trust, and the Investment Adviser is willing to render such services upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

           1. INVESTMENT ADVISER. The Trust will, and hereby does, retain the Investment Adviser to act as the investment adviser of the Trust and to provide certain services, as more fully set forth below, and the Investment Adviser hereby accepts such retainer.

           2. SUB-ADVISERS. The Investment Adviser may engage one or more investment advisers which are either registered as such or specifically exempt from registration under the Investment Advisers Act of 1940, as amended, to act as sub-advisers to provide with respect to the Trust certain services set forth in Section 4 of this Agreement, all as shall be set forth in a written contract to which the Trust and the Investment Adviser shall be parties, which contract shall be subject to approval by the vote of a majority of the Trustees of the Trust who are not interested persons of the Investment Adviser, the sub-adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval and by the vote of a majority of the outstanding voting securities of the Trust and otherwise consistent with the terms of the 1940 Act.

           3. INFORMATION SUPPLIED BY THE TRUST. The Trust will, from time to time, deliver to the Investment Adviser detailed statements of the assets and resources of the Trust and information as to its investment objectives.

           4.     ADVISORY SERVICES.

                  (a) The Investment Adviser will regularly provide the Trust with investment research, advice and supervision and will furnish continuously an investment program for the Trust consistent with the investment objectives and policies of the Trust. The Investment Adviser will determine from time to time what securities shall be purchased for the Trust, what securities shall be held or sold by the Trust and what portion of the Trust's assets shall be held uninvested as cash, subject always to the provisions of the Trust's Declaration of Trust, By-Laws and its registration statement under the 1940 Act and under the Securities Act of 1933 covering the Trust's shares, as filed with the Securities and Exchange Commission, and to the investment objectives, policies and restrictions of the Trust, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board of Trustees of the Trust may from time to time establish. To carry out such determinations, the Investment Adviser will place orders for the investment and reinvestment of Trust assets. The Investment Adviser will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

                  (b) The Investment Adviser will, to the extent reasonably required in the conduct of the business of the Trust and upon its request, furnish to the Trust research, statistical and advisory reports upon the industries, businesses, corporations or securities as to which such requests shall be made, whether or not the Trust shall at the time have any investment in such industries, businesses, corporations or securities. The Investment Adviser will use its best efforts in the preparation of such reports and will endeavor to consult the persons and sources believed by it to have information available with respect to such industries, businesses, corporations or securities.

                  (c) The Investment Adviser will maintain all books and records with respect to the Trust's securities transactions required by sub-paragraphs (b)(5),(6),(9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those records being maintained by the Trust's custodian or transfer agent) and preserve such records



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                       for the periods prescribed therefor by Rule 31a-2 of the
                       1940 Act. The Investment Adviser will also provide to the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request.

           5. ALLOCATION OF CHARGES AND EXPENSES. The Investment Adviser will pay all costs incurred by it in connection with the performance of its duties under Section 4. The Investment Adviser will pay the compensation and expenses of all of its personnel and will make available, without expense to the Trust, the services of such of its partners, officers and employees as may duly be elected officers or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The Investment Adviser will not be required to pay any expenses of the Trust other than those specifically allocated to the Investment Adviser in this paragraph 5. In particular, but without limiting the generality of the foregoing, the Investment Adviser will not be required to pay: (i) fees and expenses of any administrator of the Trust; (ii) organization expenses of the Trust; (iii) fees and expenses incurred by the Trust in connection with membership in investment company organizations; (iv) brokers' commissions; (v) payment for portfolio pricing services to a pricing agent, if any; (vi) legal, accounting or auditing expenses (including an allocable portion of the cost of its employees rendering legal services to the Trust); (vii) interest, insurance premiums, taxes or governmental fees;
                  (viii) the fees and expenses of the transfer agent of the Trust; (ix) the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of shares of the Trust; (x) the expenses of and fees for registering or qualifying shares for sale and of maintaining the registration of the Trust and registering the Trust as a broker or a dealer; (xi) the fees and expenses of Trustees of the Trust who are not affiliated with the Investment Adviser; (xii) the cost of preparing and distributing reports and notices to shareholders, the Securities and Exchange Commission and other regulatory authorities; (xiii) the fees or disbursements of custodians of the Trust's assets, including expenses incurred in the performance of any obligations enumerated by the Declaration of Trust or By-Laws of the Trust insofar as they govern agreements with any such custodian; (xiv) costs in connection with annual or special meetings of shareholders, including proxy material preparation, printing and mailing; or (xv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business. The Investment Adviser shall not be required to pay expenses of activities which are primarily intended to result in sales of shares of the Trust.



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           6.     LIMITATION OF LIABILITY.

                  (a) THE INVESTMENT ADVISER. The Investment Adviser will not be liable for any error of judgment or mistake of law or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Investment Adviser, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation; but nothing contained herein will be construed to protect the Investment Adviser against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

                  (b) THE TRUST. It is understood and expressly stipulated that none of the Trustees or shareholders of the Trust shall be personally liable hereunder. Neither the Trustees, officers, agents nor shareholders of the Trust assume any personal liability for obligations entered into on behalf of the Trust. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust. No series of the Trust shall be liable for any claims against any other series.

           7. COMPENSATION OF THE INVESTMENT ADVISER. Neither the Investment Adviser nor any affiliate of the Investment Adviser will act as principal or receive directly or indirectly any compensation in connection with the purchase or sale of investment securities by the Trust, other than the compensation provided for in this Section and such brokerage commissions as are permitted by the 1940 Act, it being contemplated that WPG will act as principal broker for the Trust in U.S. securities transactions.

                  (a) Except as provided in Subsection (b) below, the Trust will pay the Investment Adviser an annual fee, payable monthly, which varies in accordance with the total amount of daily net assets of the Trust under the management of the Investment Adviser. The annual advisory fee expressed as a percentage of the average daily net assets of the Trust is 0.31% of net assets up to $200 million, 0.26% of net assets of $200 million to $500 million, 0.24% of net assets of $500 million to $1 billion, 0.22% of net assets of $1 billion to $2 billion and 0.20% of net assets in excess of $2 billion. For any period less than a full month during which this






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                       Agreement is in effect, the fee shall be prorated
                       according to the proportion which such period bears to a full month. For the purposes hereof, the net assets of the Trust shall be computed in the manner specified in the Trust's prospectus for the computation of the value of such net assets in connection with the determination of the net asset value of its shares. On any day that the net asset value calculation is suspended as specified in the Trust's prospectus, the net asset value for purposes of calculating the advisory fee shall be calculated as of the date last determined.

                  (b) If the operating expenses of the Trust in any year (including the investment advisory fee referred to in Subsection (a) above, but excluding taxes, brokerage commissions, interest, dividends on securities sold short, distribution expenses, and extraordinary legal fees and expenses) exceed the limits set by certain state securities administrators in states in which shares of the Trust are sold, the amount payable to the Investment Adviser under Subsection (a) above will be reduced (but not below $0) by the amount of such excess. If amounts have already been advanced to the Investment Adviser under this Agreement, the Investment Adviser will return such amounts to the Trust to the extent required by the preceding sentence.

                  (c) In addition to the foregoing, the investment Adviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Trust for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Investment Adviser. Any such fee reduction or undertaking may be discontinued or modified by the Investment Adviser at any time.

           8. ADVERTISING MATERIAL. The Trust will not approve or authorize the use or distribution, in connection with the offering of its shares for sale, of any literature or advertisements in any form or through any medium, written or oral, unless not less than ten (10) days prior to the giving of such approval or authorization by the Trust, the Trust shall have submitted such literature or advertising to the Investment Adviser and the Investment Adviser, within ten (10) days, shall either have specifically approved or shall have failed to disapprove such literature or advertising.


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           9.     DURATION AND TERMINATION OF THIS AGREEMENT.

                  (a) DURATION. This Agreement shall remain in force until April 30, 1995 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a vote of a majority of the Trustees, including a majority of the Trustees who are not parties hereto or "interested persons" (as defined by the 1940
                       Act) of the Investment Adviser, or by vote of a "majority of the outstanding voting shares" (as defined in the 1940
                       Act) of the Trust, subject to the provisions for termination and all of the other terms and conditions hereof.

                  (b) VOLUNTARY TERMINATION. This Agreement may be terminated without the payment of any penalty by (a) the Trust, upon sixty (60) days notice in writing to the Investment Adviser provided such termination is authorized by resolution of the Trustees of the Trust or by a vote of a "majority of its outstanding voting shares" of the Trust (as defined in the Act) and (b) the Investment Adviser upon sixty (60) days notice in writing to the Trust.

                  (c) AUTOMATIC TERMINATION. This Agreement will automatically and immediately terminate in the event of its "assignment," as that term is used in the 1940 Act and rules and regulations promulgated thereunder, by the Investment Adviser.

           10. TRADING, SERVICES TO OTHERS, BROKERAGE. Nothing in this Agreement will in any way limit or restrict the Investment Adviser or any of its officers, directors, partners or employees from buying, selling or trading in any securities for its own or other accounts. The Investment Adviser may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Investment Adviser to or with the Trust or deemed to violate or give rise to any duty or obligation of the Investment Adviser to the Trust; provided, however, that it is understood that any advice rendered to the Trust by the Investment Adviser will be used solely for the benefit of the Trust. The Trust recognizes that Investment Adviser, in effecting transactions for their various accounts, may not always be able to take or liquidate investment positions in the same security at the same time and at the same price.



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           11.    NAME OF THE TRUST. The Trust hereby agrees that in the event that neither the Investment Adviser nor any of its affiliates acts as investment adviser to the Trust, the name of the Trust will be changed to one that does not contain the name "Weiss, Peck & Greer" or the initials "WPG" or otherwise suggest an affiliation with the Investment Adviser.

           12. SERIES OF THE TRUST. The Investment Adviser recognizes that the Trust may terminate any series of the Trust, and may create new series.

           13. CHANGE OF MEMBERSHIP OF INVESTMENT ADVISER. The Investment Adviser hereby agrees to notify the Trust of any change in the membership of its partnership within a reasonable time after such change.

           14. INDEPENDENT CONTRACTOR. The Investment Adviser is an independent contractor and not an employee of the Trust for any purpose.

           15. ENTIRE AGREEMENT. This Agreement states the entire agreement of the part15.ies hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

           16. NOTICES. Any notices sent pursuant to this Agreement may be sent by mail (postage prepaid) as follows, or to such other address or addresses as the party may advise in writing:

                  (a)    In the case of notices sent to the Trust to:

                              U.S. LARGE STOCK FUND
                              One New York Plaza
                              New York, New York 10004
                              Attention: Jay C. Nadel

                  (b) In the case of notices sent to the Investment Adviser to:

                              WEISS, PECK & GREER
                              One New York Plaza
                              New York, New York 10004
                              Attention: Francis H. Powers


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           17.    GOVERNING LAW. This Agreement and all performance hereunder shall be governed by the laws of the State of New York, which apply to contracts made and to be performed in the State of New York.

           18. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                             U.S. LARGE STOCK FUND



                                             By:______________________________

                                             Its:

                                             WEISS, PECK & GREER


                                             By:______________________________

                                             Its:


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